Exhibit 10.2

LIMITED CONSENT

This LIMITED CONSENT, dated as of September 12, 2024 (this “Agreement”), is entered into by and between Velo3D, Inc., a Delaware corporation (the “Company”), High Trail Investments ON LLC (“Holder 1”), HB SPV I Master Sub LLC (“Holder 2” and, together with Holder 1, the “Note Holders”), constituting the Required Holders (as defined in each of the Notes referred to below), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

PRELIMINARY STATEMENTS:

WHEREAS, the Company and the Note Holders are parties to that certain Securities Exchange Agreement, dated as of November 27, 2023 (the “Securities Exchange Agreement”), pursuant to which the Company issued (a) Senior Secured Note due 2026, Certificate No. A-1, on November 28, 2023 in the principal amount of $23,000,000.00 (“Note A-1”), (b) Senior Secured Note due 2026, Certificate No. A-2, on November 28, 2023 in the principal amount of $34,500,000.00 (“Note A-2”), (c) Senior Secured Convertible Note due 2026, Certificate No. B-1, on August 29, 2024 in the amount of 120% of the principal sum of $200,000 (“Note B-1”) and (d) Senior Secured Convertible Note due 2026, Certificate No. B-1, on August 29, 2024 in the amount of 120% of the principal sum of $300,000 (“Note B-2”); and

WHEREAS, Note A-1, Note A-2, Note B-1 and Note B-2were issued also pursuant to that certain Indenture and Supplemental Indenture, each dated as of August 14, 2023 (collectively, the “Base Indenture”), by and between the Company and the Trustee, as amended and supplemented by the Second Supplemental Indenture, dated as of November 28, 2023 and the Third Supplemental Indenture, dated as of August 14, 2023 (collectively, “Supplemental Indentures” and, the Base Indenture as amended and supplemented by the Supplemental Indentures, the “Indenture”), by and between the Company and the Trustee; and

WHEREAS, the Company and the Note Holders are parties to certain Note Amendments, dated as of December 27, 2023, March 31, 2024 and July 1, 2024 (the “Prior Note Amendments”), pursuant to which Note A-1 and Note A-2, were amended (as amended by the Prior Note Amendments, collectively, together with Note B-1 and Note B-2, the “Notes”); and

WHEREAS, the Notes represent 100% of the outstanding Senior Secured Notes due 2026 issued under the Indenture as of the date hereof and 100% of the Senior Secured Convertible Notes due 2026; and

WHEREAS, the Company and the Note Holders are also parties to that certain Securities Purchase Agreement, dated as of August 10, 2023 (as amended, the “Securities Purchase Agreement”); and

WHEREAS, the Company intends on entering into that certain Intellectual Property License and Support Services Agreement, dated as of the date hereof, by and between Space Exploration Technologies Corp., a Texas Corporation, the Company and Velo3D US, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and consented to by the Required Holders in the form attached hereto as Exhibit A (the “SpaceX Licensing Agreement”); and

WHEREAS, pursuant to the Notes (including, without limitation, Sections 7(H) and 17 of the Senior Secured Notes due 2026 and Sections 8(H) and 18 of the Senior Secured Convertible Notes due 2026), the Company is required to obtain prior written consent of the Trustee and Required Holders to enter into the SpaceX Licensing Agreement; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party to this Agreement agrees, as follows:

ARTICLE I

DEFINITIONS
1.01.
Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Notes.
ARTICLE II

REPRESENTATIONS AND WARRANTIES

In order to induce the Note Holders and the Trustee to enter into this Agreement, the Company hereby represents and warrants that on and as of the date hereof after giving effect to this Agreement:

2.01.
No Default. No Default has occurred and is continuing and no Event of Default has occurred or resulted from the consummation of the transactions contemplated by this Agreement and the Company hereby acknowledges and agrees that it is not aware of any prospective Event of Default.
2.02.
Binding Effect of Documents. The Company hereby represents, warrants, and covenants that this Agreement has been duly authorized, executed, and delivered to the Required Note Holders by the Company, are enforceable in accordance with their terms, and are in full force and effect, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
ARTICLE III

LIMITED CONSENT
3.01.
Limited Consent. Notwithstanding anything to the contrary set forth in the Notes, the Indenture, the Securities Exchange Agreement and the Securities Purchase Agreement, subject to the terms and conditions hereof, including Section 3.02 hereof, the Trustee (at the direction of the Required Holders of each series of Notes) and Required Holders of each series of Notes each hereby consent to SpaceX Licensing Agreement. The foregoing consent is expressly limited to the SpaceX Licensing Agreement.
3.02.
Use of Proceeds From SpaceX Licensing Agreement. As a condition to the limited consent contained in Section 3.01, the Company agrees that it shall, promptly following receipt thereof (but in no event greater than one (1) Business Day after receipt thereof), utilize at least fifty percent (50%) of all Fees (as defined in the SpaceX Licensing Agreement) received by the Company under the SpaceX Licensing Agreement to redeem outstanding principal and accrued but unpaid interest thereon under the Notes issued by the Company to the Holders, to be applied ratably to the Notes of each series and ratably among the Holders of such series. The Company shall deliver to the Trustee a written notice of any such redemption, including the applicable amount of the such redemption payment, within two (2) Business Days after the applicable redemption date (or such later date agreed to by the Trustee, which agreement may be made in e-mail).
ARTICLE IV

MISCELLANEOUS
4.01.
Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

4.02.
Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.
4.03.
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company and the Note Holders each hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Note Holders from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Note Holders or to enforce a judgment or other court ruling in favor of the Note Holders . EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND

AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THE NOTES OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
4.04.
Concerning the Trustee. By their signatures hereto, each Holder (constituting 100% of the Holders of each series of Notes) hereby consents to the terms of this Agreement and directs the Trustee to execute and deliver this consent and to perform its obligations hereunder. The parties hereto acknowledge and agree that the rights, privileges and immunities of the Trustee set forth in the Indenture shall apply as though fully set forth herein. The Trustee shall have no obligation to monitor the terms of the Securities Purchase Agreement, the Prior Note Amendments or the SpaceX Licensing Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPANY: Velo3D, Inc. By: Name: Bradley Kreger Title: Chief Executive Officer

[Signature Page to Limited Consent]

THE REQUIRED NOTE HOLDERS: HB SPV I Master Sub LLC By: Name: Title:
High Trail Investments ON LLC By: Name: Title:

* Hudson Bay Capital Management LP not individually, but solely as Investment Advisor to HB SPV I Master Sub LLC and High Trail Investments ON LLC

[Signature Page to Limited Consent]

TRUSTEE:

U.S. Bank Trust Company, National Association, as trustee

By:

Name:

Title:

Exhibit A

SpaceX Licensing Agreement